UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2025

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle, 20th Floor
New York, New York		10023
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2025, Claros Mortgage Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose that a wholly owned subsidiary of the Company completed a mortgage foreclosure on two multifamily properties located in Texas (the “Property”) which previously served as collateral for a senior loan receivable held-for-investment (the “Loan”) made to Park West I LLC, Park West II LLC, Park West III LLC, Park West IV LLC, Park West VII LP, Cedar Springs I LLC, Cedar Springs II LLC, Cedar Springs III LLC, Cedar Springs V LLC, and Cedar Springs VII LP, as unaffiliated third-party borrowers. In the Original 8-K, the Company indicated that the Item 9.01 historical and pro forma financial statements prepared pursuant to Rule 3-14 of Regulation S-X relating to the acquisition of the Property (collectively, the "Financial Statements") would be filed by amendment to the Original 8-K within 71 calendar days of the date on which the Original 8-K was required to be filed.

Pursuant to the U.S. Securities and Exchange Commission's authority under Rule 3-13 under Regulation S-X, the Company has since obtained a waiver from the requirements of Rule 3-14 and Article 11 of Regulation S-X to provide such Financial Statements. Accordingly, the Company will not file the Financial Statements previously referenced in the Original 8-K and hereby amends the Original 8-K to eliminate references to any subsequent filing of such Financial Statements.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date:	September 2, 2025	By:	/s/ J. Michael McGillis
J. Michael McGillis Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)